Exhibit 99.1
NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Scott Eckstein
(312) 346-8100	(212) 827-3766

OLD REPUBLIC REPORTS RESULTS FOR THE SECOND QUARTER AND FIRST HALF 2014

CHICAGO – July 24, 2014 – Old Republic International Corporation (NYSE: ORI), today reported financial results for the second quarter and first half of 2014. Pretax operating income reflected basically stable earnings in General Insurance and continued profitability in the run-off mortgage guaranty (“MI”) line. Significantly higher case settlement and protracted litigation costs in the consumer credit indemnity (“CCI”) portion of the run-off business, however, negated fully the MI profit contribution. While Title Insurance operations were reasonably profitable, transitory weaknesses in real estate and mortgage markets halted the fast paced earnings progress of the past three years. Consolidated net income for both 2014 periods was enhanced by the realization of substantial gains from sales of investment securities.

The major components of consolidated results and related data are summarized in the following table:

Financial Highlights (*)
	Quarters Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating revenues:
General insurance	$766.8	$697.9	$1,512.1	$1,379.8
Title insurance	429.2	522.6	831.0	990.3
Corporate and other	16.7	15.4	34.9	34.2
Subtotal	1,212.8	1,236.0	2,378.2	2,404.5
RFIG run-off business	71.1	88.3	145.1	185.2
Total	$1,283.9	$1,324.3	$2,523.3	$2,589.8
Pretax operating income (loss):
General insurance	$59.7	$63.1	$141.6	$139.2
Title insurance	26.0	40.4	30.8	61.9
Corporate and other	(1.7)	0.1	(2.3)	2.8
Subtotal	83.9	103.7	170.1	203.9
RFIG run-off business	(34.2)	55.4	(14.6)	35.1
Total	49.7	159.1	155.4	239.1
Realized investment gains (losses):
From sales and fair value adjustments	49.9	137.1	241.2	141.7
From impairments	-	-	-	-
Net realized investment gains (losses)	49.9	137.1	241.2	141.7
Consolidated pretax income (loss)	99.6	296.3	396.6	380.8
Income taxes (credits)	33.5	102.3	136.0	130.6
Net income (loss)	$66.1	$193.9	$260.5	$250.2
Components of diluted earnings per share:
Net operating income (loss):
General insurance	$0.14	$0.15	$0.32	$0.32
Title insurance	0.06	0.09	0.07	0.14
Corporate and other	0.01	0.01	0.02	0.03
Subtotal	0.21	0.25	0.41	0.49
RFIG run-off business	(0.08)	0.12	(0.03)	0.08
Total	0.13	0.37	0.38	0.57
Net realized investment gains (losses)	0.11	0.30	0.53	0.31
Net income (loss)	$0.24	$0.67	$0.91	$0.88
Cash dividends paid per share	$0.1825	$0.1800	$0.3650	$0.3600
Ending book value per share			$15.29	$13.95

(*) Unaudited; All amounts in this report are in millions except per share data and percentages.

Old Republic International Corporation

The preceding table shows both operating and net income to highlight the effects of realized investment gain or loss recognition on period-to-period earnings comparisons. Management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that this measure enhances an understanding of Old Republic’s core business results. Operating income, however, does not replace net income determined in accordance with GAAP as a measure of total profitability.

The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recording of estimated losses from write-downs of impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Since late 2013, asset management operations have, in part, been oriented toward an enhancement of income from interest and dividends. To a large extent, this strategy has led to sales of non-income producing or low-yielding securities. Proceeds from the sales have largely been reinvested in higher yielding common shares of American companies with distinguished long-term records of earnings and dividend growth.

General Insurance Results – The table below shows the major components of general insurance profitability.

	General Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
A. Prior to reclassification/Including CCI run-off business:
Net premiums earned	$679.7	$621.4	9.4%	$1,343.0	$1,229.4	9.2%
Net investment income	69.9	61.6	13.6	136.1	123.9	9.8
Benefits and claim costs	597.8	462.7	29.2	1,098.7	909.3	20.8
Pretax operating income (loss)	$(11.7)	$63.0	-118.6%	$52.9	$131.9	-59.9%

Claim ratio	87.9%	74.5%		81.8%	74.0%
Expense ratio	22.8	24.1		23.1	24.1
Composite ratio	110.7%	98.6%		104.9%	98.1%

B. All CCI run-off business reclassification(*):
Net premiums earned	$7.8	$7.1	9.6%	$14.7	$15.0	-2.0%
Net investment income	0.1	-	53.4%	0.2	0.1	67.9%
Benefits and claim costs	78.8	6.6	N/M	102.3	21.7	N/M
Pretax operating income (loss)	$(71.4)	$-	N/M	$(88.7)	$(7.2)	N/M

Claim ratio	N/M	93.0%		N/M	145.0%
Expense ratio	7.7%	9.4		9.1%	4.4
Composite ratio	N/M	102.4%		N/M	149.4%

C. After reclassification/Total Excluding all CCI run-off business:
Net premiums earned	$671.8	$614.2	9.4%	$1,328.3	$1,214.4	9.4%
Net investment income	69.8	61.5	13.5	135.8	123.7	9.8
Benefits and claim costs	518.9	456.1	13.8	996.3	887.5	12.3
Pretax operating income (loss)	$59.7	$63.1	-5.3%	$141.6	$139.2	1.8%

Claim ratio	77.2%	74.3%		75.0%	73.1%
Expense ratio	23.0	24.2		23.2	24.3
Composite ratio	100.2%	98.5%		98.2%	97.4%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $(70.8) and $(87.3) of pretax operating income (losses) for the second quarter and first half of 2014, and $.6 and $(6.4) of pretax operating income (losses) for the second quarter and first half of 2013, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Consolidated general insurance operations, exclusive of the CCI run-off line, produced reasonably stable pretax operating income from combined underwriting/service and net investment income. Growth in net premiums earned was moderately higher than the 8.1% gain registered for all of 2013. The continuing benefits of rate improvements and new business production accounted for greater premium revenues in 2014.

Income from insurance underwriting and related services was lower for both the second quarter and year-to-date 2014 periods. Claim costs remained under upward pressure for both workers' compensation and general liability coverages while the expense ratio trended down slightly. Net investment income benefitted from a larger invested asset base and the higher yields obtained from a greater commitment to equity securities holdings.

Old Republic International Corporation

Title Insurance Results – Earnings remained positive in Old Republic's title insurance business despite a fairly significant downturn in real estate and mortgage transactions during the past twelve months or so. The following table shows the basic operating trends evidencing these changed market dynamics.

	Title Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
Net premiums and fees earned	$421.0	$515.4	-18.3%	$814.9	$975.9	-16.5%
Net investment income	7.4	6.3	16.7	14.5	12.9	12.8
Claim costs	25.4	35.2	-27.7	49.2	66.7	-26.2
Pretax operating income (loss)	$26.0	$40.4	-35.6%	$30.8	$61.9	-50.3%

Claim ratio	6.0%	6.8%		6.0%	6.8%
Expense ratio	89.0	86.2		91.4	87.7
Composite ratio	95.0%	93.0%		97.4%	94.5%

This year’s decline in title insurance premiums and fees mainly reflects a significant drop in refinance transactions since mid-year 2013. The impact of lower refinance activity was magnified by adverse winter weather conditions which likely deterred consumer spending, and by a rise in mortgage interest rates which reduced mortgage extensions. These unfavorable factors were partially offset by the Company’s continuing market share gains contributing to business production. Underwriting-wise the claim ratio was lower as claim frequency and severity continued to abate. The expense ratio rose as operating costs were down by a relatively lower percentage than the revenue reduction.

RFIG Run-off Business Results –The table below reflects RFIG’s comparative results before and after the combination of run-off MI and CCI coverages within the single run-off business segment instituted in 2012.

	RFIG Run-off Business
	Quarters Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
A. Prior to reclassification/Excluding CCI run-off business:
Net premiums earned	$57.0	$71.6	-20.5%	$115.8	$151.6	-23.6%
Net investment income	6.0	9.3	-35.0	14.2	18.4	-22.7
Claim costs	20.3	19.7	3.2	43.2	115.5	-62.5
Pretax operating income (loss)	$37.1	$55.5	-33.0%	$74.0	$42.4	74.3%

Claim ratio	35.7%	27.5%		37.4%	76.2%
Expense ratio	9.8	8.1		11.0	8.0
Composite ratio	45.5%	35.6%		48.4%	84.2%

B. CCI run-off business reclassification(*):
Net premiums earned	$7.8	$7.1	9.6%	$14.7	$15.0	-2.0%
Net investment income	0.1	-	53.4%	0.2	0.1	67.9%
Benefits and claim costs	78.8	6.6	N/M	102.3	21.7	N/M
Pretax operating income (loss)	$(71.4)	$-	N/M	$(88.7)	$(7.2)	N/M

Claim ratio	N/M	93.0%		N/M	145.0%
Expense ratio	7.7%	9.4		9.1%	4.4
Composite ratio	N/M	102.4%		N/M	149.4%

C. After reclassification/Total RFIG run-off MI and CCI business:
Net premiums earned	$64.8	$78.8	-17.7%	$130.5	$166.6	-21.7%
Net investment income	6.2	9.4	-34.2	14.5	18.6	-21.9
Benefits and claim costs	99.2	26.4	N/M	145.6	137.2	6.1
Pretax operating income (loss)	$(34.2)	$55.4	-161.9%	$(14.6)	$35.1	-141.7%

Claim ratio	152.9%	33.5%		111.6%	82.4%
Expense ratio	9.5	8.3		10.8	7.7
Composite ratio	162.4%	41.8%		122.4%	90.1%

(*) In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $(70.8) and $(87.3) of pretax operating income (losses) for the second quarter and first half of 2014, and $.6 and $(6.4) of pretax operating income (losses) for the second quarter and first half of 2013, are retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified and are included for segment reporting purposes such that section (B) in the above table incorporates 100% of the CCI run-off business results.

Old Republic International Corporation

Consistent with a run-off operating mode, the MI and CCI lines posted further declines in quarterly earned premiums. Investment income dropped as well due to the pervasively low yield environment and a generally declining invested asset base over time. Downtrends in MI investment income were further accentuated as a greater proportion of investable assets were allocated to short-term fixed income securities. This higher liquidity was provided to fund the July 2014 processing of approximately $657 of payments for previously deferred claim settlement reserves being liquidated following a recent regulatory approval. These payments, which have no income statement effect, will reduce claim reserves in this year's third quarter and thus lessen balance sheet reserve leverage and the financial significance of the MI subsidiaries.

The resumed profitability of mortgage guaranty operations since last year’s second quarter is largely due to much reduced claim provisions and resulting costs. Key factors driving lower claim costs relate mostly to the higher rates at which previously reported defaults are cured or otherwise resolved without payment, as well as gradually improving trends in home prices, foreclosures, and real estate activity in general. Since year-end 2012, these factors have led to favorable developments of prior year-end claim reserves. For the second quarters of 2014 and 2013, favorable loss developments resulted in a lowering of claim ratios by 87.0 and 133.2 percentage points, respectively. For the first half of each year, the related loss ratio reductions amounted to 105.8 and 97.8 percentage points, respectively. The moderate increases in posted expense ratios for both 2014 periods reflect a continuing drop in earned premiums and charges taken relative to the MI subsidiaries’ attempted recapitalization efforts which were terminated earlier this year.

CCI results deteriorated significantly in 2014 as ongoing claim litigation costs burdened this portion of the RFIG run-off business. These costs rose materially in this year’s second quarter as greater net reserve provisions were made to cover the recent settlement of a litigated case and the additional costs of ongoing claim litigation with a major lending institution.

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these relatively minor elements of Old Republic's business stem from volatility inherent to the small scale of life and accident insurance operations, and net interest costs pertaining to external and intra-system financing arrangements. The interplay of these various operating elements is reflected in the following table:

	Corporate and Other Operations
	Quarters Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
Life & accident premiums earned	$14.8	$13.7	7.9%	$31.5	$30.8	2.4%
Net investment income	1.9	1.4	27.8	3.2	2.9	13.2
Other income	-	0.2	-87.9	-	0.5	-83.7
Benefits and claim costs	11.5	7.6	51.7	23.9	17.3	38.0
Insurance expenses	6.4	7.0	-8.8	14.1	14.7	-3.9
Corporate, interest, and other expenses-net	0.5	0.5	-6.5%	(0.7)	(0.5)	-26.1
Pretax operating income (loss)	$(1.7)	$0.1	N/M	$(2.3)	$2.8	-184.1%

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity – The table below reflects Old Republic’s consolidated cash and invested assets as well as the shareholders’ equity account at the dates shown:

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		June 30,	Dec. 31,	June 30,	June '14/	June '14/
		2014	2013	2013	Dec. '13	June '13
Cash and invested assets:	Fair value basis	$11,399.5	$11,109.1	$10,818.6	2.6%	5.4%
	Original cost basis	$10,784.3	$10,503.7	$10,221.1	2.7%	5.5%

Shareholders' equity:	Total	$3,953.1	$3,775.0	$3,584.5	4.7%	10.3%
	Per common share	$15.29	$14.64	$13.95	4.4%	9.6%

Composition of shareholders' equity per share:
Equity before items below		$13.81	$13.17	$12.76	4.9%	8.2%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)		1.48	1.47	1.19
Total		$15.29	$14.64	$13.95	4.4%	9.6%

Segmented composition of shareholders' equity per share:
Excluding run-off segment		$14.60	$14.69	$14.19	-0.6%	2.9%
RFIG run-off segment		0.69	(0.05)	(0.24)
Total		$15.29	$14.64	$13.95	4.4%	9.6%

Cash flow from consolidated operating activities was $172.3 for this year's first six months compared with $278.3 for the same period in 2013.

The consolidated investment portfolio reflects a current allocation of approximately 87 percent to fixed-maturity securities and short-term investments, and 13 percent to equities. As previously noted, exposure to equity securities has been emphasized during the last twelve months or so. Asset quality of the fixed maturity portfolio has remained at high levels.

Old Republic's invested assets are managed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to assure solid funding of its insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, and the necessary long-term stability of capital accounts.

The investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, junk bonds, hybrid securities, or illiquid private equity investments. In a similar vein, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

The following table shows the changes in the shareholders’ equity per share. As indicated, the changes resulted mostly from each year’s net income or loss, dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

	Shareholders' Equity Per Share
	Quarter Ended June 30,	Six Months Ended June 30,
	2014	2014	2013
Beginning balance	$14.97	$14.64	$14.03
Changes in shareholders' equity:
Net operating income (loss)	0.13	0.40	0.61
Net realized investment gains (losses):
From sales and fair value adjustments	0.13	0.61	0.36
From impairments	-	-	-
Subtotal	0.13	0.61	0.36
Net unrealized investment gains (losses)	0.24	0.03	(0.67)
Total realized and unrealized investment gains (losses)	0.37	0.64	(0.31)
Cash dividends	(0.18)	(0.37)	(0.36)
Stock issuance, foreign exchange, and other transactions	-	(0.02)	(0.02)
Net change	0.32	0.65	(0.08)
Ending balance	$15.29	$15.29	$13.95

Old Republic International Corporation

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its second quarter 2014 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	the call can also be accessed by phone at 888-438-5535.

Interested parties may also listen to a replay of the call through July 31, 2014 by dialing 877-870-5176, passcode 2225155, or by accessing it on Old Republic International's website through August 24, 2014.

About Old Republic
Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. Its most recent financial statements reflect consolidated assets of approximately $17.18 billion and common shareholders' equity of $3.95 billion, or $15.29 per share. Its current stock market valuation is approximately $4.29 billion, or $16.79 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity lines has devolved to a run-off operating mode in recent years.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2013, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 12.0 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 10.3 percent annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 10.0 percent per share, and the regular cash dividend has grown at a 9.7 percent annual compound rate. According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 98 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Accompanying Financial Data:
•	Summary Financial Statements and Common Stock Statistics
•	Safe Harbor Statement

Financial Supplement
A financial supplement to this news release is available on the Company's website.

Old Republic International Corporation

	Old Republic International Corporation
	Summary Financial Statements and Common Stock Statistics (Unaudited)
		June 30,	December 31,	June 30,
	SUMMARY BALANCE SHEETS:	2014	2013	2013
	Assets:
	Cash and fixed maturity securities	$9,861.1	$9,990.6	$9,840.5
	Equity securities	1,424.1	1,004.2	864.9
	Other invested assets	114.3	114.3	113.2
	Cash and invested assets	11,399.5	11,109.1	10,818.6
	Accounts and premiums receivable	1,380.0	1,190.5	1,210.4
Federal income tax recoverable:	Current	77.7	114.7	57.3
	Deferred	43.5	48.4	133.1
	Prepaid federal income taxes	30.9	-	-
	Reinsurance balances recoverable	3,395.2	3,215.7	3,241.4
	Sundry assets	856.8	855.7	838.2
	Total	$17,183.9	$16,534.4	$16,299.3
	Liabilities and Shareholders' Equity:
	Policy liabilities	$1,889.5	$1,695.7	$1,649.9
	Benefit and claim reserves	9,648.8	9,433.5	9,305.7
	Debt	566.2	569.2	570.0
	Sundry liabilities	1,126.1	1,060.8	1,188.8
	Shareholders' equity	3,953.1	3,775.0	3,584.5
	Total	$17,183.9	$16,534.4	$16,299.3

		Quarters Ended		Six Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	June 30,		June 30,		June 30,
		2014	2013	2014	2013	2014	2013
	Net premiums and fees earned	$1,172.6	$1,222.2	$2,305.3	$2,387.9	$4,803.1	$4,732.8
	Net investment income	85.4	78.8	168.2	158.2	328.8	323.9
	Other income	25.8	23.2	49.6	43.6	96.1	98.2
	Net realized investment gains (losses)	49.9	137.1	241.2	141.7	247.6	164.6
	Total revenues	1,333.9	1,461.5	2,764.5	2,731.5	5,475.7	5,319.6
	Benefits and claims	655.1	525.3	1,215.2	1,109.0	2,344.5	2,541.5
	Sales and general expenses	573.5	634.2	1,141.3	1,230.2	2,420.9	2,441.8
	Interest and other costs	5.5	5.6	11.2	11.4	21.4	22.9
	Total expenses	1,234.2	1,165.2	2,367.8	2,350.6	4,787.0	5,006.3
	Pretax income (loss)	99.6	296.3	396.6	380.8	688.7	313.2
	Income taxes (credits)	33.5	102.3	136.0	130.6	230.5	98.1
	Net income (loss)	$66.1	$193.9	$260.5	$250.2	$458.2	$215.1

COMMON STOCK STATISTICS:
Net income (loss):	Basic	$.26	$.76	$1.01	$.97	$1.78	$.84
	Diluted	$.24	$.67	$.91	$.88	$1.60	$.79
	Components of earnings per share:
	Basic, net operating income (loss)	$.13	$.41	$.40	$.61	$1.16	$.42
	Realized investment gains (losses)	.13	.35	.61	.36	.62	.42
	Basic net income (loss)	$.26	$.76	$1.01	$.97	$1.78	$.84
	Diluted, net operating income (loss)	$.13	$.37	$.38	$.57	$1.06	$.42
	Realized investment gains (losses)	.11	.30	.53	.31	.54	.37
	Diluted net income (loss)	$.24	$.67	$.91	$.88	$1.60	$.79
	Cash dividends on common stock	$.1825	$.1800	$.3650	$.3600	$.7250	$.7150
	Book value per share					$15.29	$13.95
	Common shares outstanding:
	Average basic	258,379,076	256,749,748	258,282,459	256,636,082	258,112,691	256,457,920
	Average diluted	295,051,774	292,842,386	294,902,279	292,548,180	294,698,591	292,160,306
	Actual, end of period					258,597,605	256,991,199

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$66.1	$193.9	$260.5	$250.2	$458.2	$215.1
	Post-tax net unrealized gains (losses)	61.8	(239.2)	6.7	(171.2)	11.8	(153.5)
	Other adjustments	1.9	(2.5)	(1.6)	(3.8)	64.9	(15.3)
	Net adjustments	63.7	(241.7)	5.0	(175.1)	76.7	(168.9)
	Comprehensive income (loss)	$129.9	$(47.8)	$265.6	$75.0	$534.9	$46.1

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. RFIG run-off and Title Insurance results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. RFIG run-off results, in particular, may also be affected by various mortgage guaranty risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government sponsored enterprises. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2013 Form 10-K annual report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100
or visit us at www.oldrepublic.com